Press Release

Mimi L. Carsley | Chief Financial Officer | mcarsley@jackhenry.com

FOR IMMEDIATE RELEASE
Jack Henry & Associates, Inc. Reports Third Quarter Fiscal 2026 Results
Third quarter summary:
•     GAAP revenue increased 8.7% and GAAP operating income increased 11.8% for the fiscal three months ended March 31, 2026, compared to the prior fiscal year quarter.
•     Non-GAAP adjusted revenue increased 7.3% and non-GAAP adjusted operating income increased 7.3% for the fiscal three months ended March 31, 2026, compared to the prior fiscal year quarter.1
•GAAP EPS was $1.71 per diluted share for the fiscal three months ended March 31, 2026, compared to $1.52 per diluted share in the prior fiscal year quarter representing growth of 12.2%.
•Stock repurchases for the fiscal three months ended March 31, 2026, were $159 million at an average of $162 per share.
Fiscal year-to-date summary:
•     GAAP revenue increased 8.0% and GAAP operating income increased 20.6% for the fiscal year-to-date period ended March 31, 2026, compared to the prior fiscal year-to-date period.
•     Non-GAAP adjusted revenue increased 7.6% and non-GAAP adjusted operating income increased 16.7% for the fiscal year-to-date period ended March 31, 2026, compared to the prior fiscal year-to-date period.1
•     GAAP EPS was $5.41 per diluted share for the fiscal year-to-date period ended March 31, 2026, compared to $4.49 per diluted share in the prior fiscal year-to-date period representing growth of 20.4%.
•     Cash and cash equivalents were $20.6 million at March 31, 2026, and $39.9 million at March 31, 2025.
•    Debt outstanding for credit facilities was $90 million at March 31, 2026, and $170 million at March 31, 2025.
•Stock repurchases for fiscal year-to-date period ended March 31, 2026, were $284 million at an average of $160 per share.
Compared to the same period in the prior fiscal year:

Third Qtr Revenue		Third Qtr Operating Income		FY'26 YTD Net Income

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
increased	increased	increased	increased	increased	increased
8.7%	7.3%	11.8%	7.3%	19.3%	15.5%

FY'26 YTD Revenue		FY'26 YTD Operating Income		FY'26 YTD EBITDA

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	Non-GAAP[2]
increased	increased	increased	increased	increased
8.0%	7.6%	20.6%	16.7%	12.9%

Full year fiscal 2026 guidance (Dollars in millions):3

	Current
GAAP	Low	High
Revenue	$2,521	$2,533
Operating margin[4]	24.7%	24.9%
EPS	$6.78	$6.87

Non-GAAP[5]
Adjusted revenue	$2,479	$2,491
Adjusted operating margin	23.9%	24.1%
Monett, MO, May 5, 2026 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading financial technology provider, today announced results for fiscal third quarter ended March 31, 2026.

1 See tables below on page 4 reconciling non-GAAP financial measures to GAAP.
2See table below on page 14 reconciling net income to non-GAAP EBITDA.
3 The full fiscal year guidance assumes no additional acquisitions or dispositions will be made during fiscal year 2026.
4Operating margin is calculated by dividing operating income by revenue.
5See tables below on page 9 reconciling fiscal year 2026 GAAP to non-GAAP guidance.

1

According to Greg Adelson, President and CEO, “We delivered very strong third-quarter financial results, reflecting our differentiated set of modern solutions, unwavering focus on helping banks and credit unions win in the markets they serve, and disciplined execution across our business. Sales momentum remained strong, highlighted by 17 competitive core wins in the quarter, our best third quarter for new core wins in the last seven years. The sales pipeline is increasing, fueled by increased technology spending and competitive uncertainty, positioning Jack Henry well for driving long-term growth and value creation."

Operating Results
Revenue, operating expenses, operating income, and net income for the fiscal three and nine months ended March 31, 2026, compared to the fiscal three and nine months ended March 31, 2025, were as follows:

Revenue
(Unaudited, dollars in thousands)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2026	2025		2026	2025
Revenue
Services and Support	$365,149	$330,792	10.4%	$1,087,808	$1,010,498	7.7%
Percentage of Total Revenue	57.4%	56.5%		57.2%	57.4%
Processing	271,096	254,295	6.6%	812,508	749,418	8.4%
Percentage of Total Revenue	42.6%	43.5%		42.8%	42.6%
REVENUE	$636,245	$585,087	8.7%	$1,900,316	$1,759,916	8.0%
•Services and support revenue increased for the fiscal three months ended March 31, 2026, primarily driven by growth in data processing and hosting revenue within private and public cloud revenue of 9.4% and higher deconversion revenue by $9,021. Processing revenue increased for the fiscal three months ended March 31, 2026, primarily driven by growth in digital and transaction revenue of 9.9%, card revenue of 3.6%, and faster payments revenue of 46.4%.
•Services and support revenue increased for the fiscal nine months ended March 31, 2026, primarily driven by growth in data processing and hosting revenue within private and public cloud revenue of 8.9% and higher deconversion revenue by $20,094. Processing revenue increased for the fiscal nine months ended March 31, 2026, primarily driven by growth in digital and transaction revenue of 12.8%, card revenue of 6.2%, and faster payments revenue of 50.5%.
•For the fiscal three months ended March 31, 2026, core segment revenue increased 9.2%, payments segment revenue increased 7.0%, complementary segment revenue increased 8.7%, and corporate services segment revenue increased 27.5%. For the fiscal three months ended March 31, 2026, core segment non-GAAP adjusted revenue increased 8.6%, payments segment non-GAAP adjusted revenue increased 4.7%, complementary segment non-GAAP adjusted revenue increased 7.2%, and corporate services non-GAAP adjusted segment revenue increased 27.1%. Total non-GAAP adjusted revenue increased 7.3% for the same period (see revenue lines of segment break-out tables on pages 5 and 6 below for a reconciliation of GAAP segment revenue to non-GAAP adjusted segment revenue).
•For the fiscal nine months ended March 31, 2026, core segment revenue increased 5.9%, payments segment revenue increased 8.0%, complementary segment revenue increased 9.5%, and corporate services segment revenue increased 14.5%. For the fiscal nine months ended March 31, 2026, core segment non-GAAP adjusted revenue increased 7.4%, payments segment non-GAAP adjusted revenue increased 6.5%, complementary segment non-GAAP adjusted revenue increased 8.4%, and corporate services non-GAAP adjusted segment revenue increased 14.2%. Total non-GAAP adjusted revenue increased 7.6% for the same period (see revenue lines of segment break-out tables on pages 7 and 8 below for a reconciliation of GAAP segment revenue to non-GAAP adjusted segment revenue).

2

Operating Expenses and Operating Income
(Unaudited, dollars in thousands)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2026	2025		2026	2025
Cost of Revenue	$363,922	$340,586	6.9%	$1,063,476	$1,016,868	4.6%
Percentage of Total Revenue[6]	57.2%	58.2%		56.0%	57.8%
Research and Development	45,110	39,411	14.5%	126,615	120,192	5.3%
Percentage of Total Revenue[6]	7.1%	6.7%		6.7%	6.8%
Selling, General, and Administrative	72,166	66,350	8.8%	211,965	209,839	1.0%
Percentage of Total Revenue[6]	11.3%	11.3%		11.2%	11.9%
OPERATING EXPENSES	481,198	446,347	7.8%	1,402,056	1,346,899	4.1%

OPERATING INCOME	$155,047	$138,740	11.8%	$498,260	$413,017	20.6%
Operating Margin[6]	24.4%	23.7%		26.2%	23.5%
•Cost of revenue increased for the fiscal three months ended March 31, 2026, compared to the fiscal three months ended March 31, 2025, primarily due to higher personnel costs, including compensation and benefit costs, partially related to a headcount increase in the trailing twelve months, higher direct costs generally consistent with increases in related lines of revenue, as well as increased amortization of intangible assets.
•Cost of revenue increased for the fiscal nine months ended March 31, 2026, compared to the fiscal nine months ended March 31, 2025, primarily due to higher personnel costs, including compensation and benefit costs, partially related to a headcount increase in the trailing twelve months, higher direct costs generally consistent with increases in related lines of revenue, and increased amortization of intangible assets. Personnel cost increases over the prior year period were tempered by lower than normal medical claims earlier in the fiscal year.
•Research and development expense increased for the fiscal three and nine months ended March 31, 2026, compared to the fiscal three and nine months ended March 31, 2025, primarily due to higher personnel costs (net of capitalization), including compensation and benefit costs, partially related to a headcount increase in the trailing twelve months.
•Selling, general, and administrative expense increased for the fiscal three months ended March 31, 2026, compared to the fiscal three months ended March 31, 2025, primarily due to higher personnel costs, including compensation and benefit costs, partially related to a headcount increase in the trailing twelve months.
•Selling, general, and administrative expense increased for the fiscal nine months ended March 31, 2026, compared to the fiscal nine months ended March 31, 2025, primarily due to higher personnel costs, including compensation and benefit costs, partially related to a headcount increase in the trailing twelve months and the higher gain on assets, net, in the current fiscal year period of $5,267 compared to the prior fiscal year period. Personnel cost increases over the prior year period were tempered by lower than normal medical claims earlier in the fiscal year.
Net Income

(Unaudited, in thousands, except per share data)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2026	2025		2026	2025
Income Before Income Taxes	$158,541	$141,908	11.7%	$513,052	$426,087	20.4%
Provision for Income Taxes	35,647	30,800	15.7%	121,503	97,943	24.1%
NET INCOME	$122,894	$111,108	10.6%	$391,549	$328,144	19.3%
Diluted earnings per share	$1.71	$1.52	12.2%	$5.41	$4.49	20.4%
•Effective tax rates for the fiscal three and nine months ended March 31, 2026, and 2025, were 22.5% and 23.7% and 21.7% and 23.0%, respectively.

According to Mimi Carsley, CFO and Treasurer, “During the third quarter, we delivered strong growth in several key revenue areas, including continued expansion in cloud revenue and solid performance from our faster payments products and digital offerings. We anticipate relative weakness to the year to date in fiscal Q4 non-GAAP revenue and margins consistent with previously stated expectations. Based on our positive outlook, we have increased our full year non-GAAP revenue, non-GAAP margin expansion, and GAAP EPS guidance.”

6Operating margin is calculated by dividing operating income by revenue. Operating margin plus operating expense components as a percentage of total revenue may not equal 100% due to rounding.

3

Impact of Non-GAAP Adjustments
The tables below show our revenue, operating income, and net income for the fiscal three and nine months ended March 31, 2026, compared to the fiscal three and nine months ended March 31, 2025, excluding the impacts of deconversions in the fiscal quarter and fiscal year-to-date periods ended March 31, 2026, and March 31, 2025, the acquisition in the current fiscal quarter and fiscal year-to-date period, the gain on assets, net, in the current fiscal year-to-date period, and the impact of a contract change in the prior fiscal quarter and fiscal year-to-date period.

(Unaudited, dollars in thousands)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2026	2025		2026	2025

GAAP Revenue*	$636,245	$585,087	8.7%	$1,900,316	$1,759,916	8.0%

Adjustments:
Deconversion revenue	(18,665)	(9,644)		(33,504)	(13,410)
Revenue related to a contract change	—	(1,201)		—	(14,672)
Revenue from the acquisition	(1,651)	—		(3,595)	—

NON-GAAP ADJUSTED REVENUE*	$615,929	$574,242	7.3%	$1,863,217	$1,731,834	7.6%

GAAP Operating Income	$155,047	$138,740	11.8%	$498,260	$413,017	20.6%

Adjustments:
Operating income from deconversions	(14,635)	(6,851)		(25,337)	(9,724)
Operating income related to a contract change	—	(209)		—	(2,178)
Gain on assets, net	—	—		(6,829)	—
Operating loss from the acquisition	833	—		1,817	—

NON-GAAP ADJUSTED OPERATING INCOME	$141,245	$131,680	7.3%	$467,911	$401,115	16.7%
Non-GAAP Adjusted Operating Margin**	22.9%	22.9%		25.1%	23.2%

GAAP Net Income	$122,894	$111,108	10.6%	$391,549	$328,144	19.3%

Adjustments:
Net income from deconversions	(14,635)	(6,851)		(25,337)	(9,724)
Net income related to a contract change	—	(209)		—	(2,178)
Gain on assets, net	—	—		(6,829)	—
Net loss from the acquisition	833	—		1,817	—
Tax impact of adjustments***	3,313	1,694		7,284	2,857

NON-GAAP ADJUSTED NET INCOME	$112,405	$105,742	6.3%	$368,484	$319,099	15.5%
*GAAP revenue is comprised of services and support and processing revenues (see page 2). Services and support revenue less deconversion revenue for the three months ended March 31, 2026, and 2025, which was $18,665 for the current fiscal year quarter and $9,644 for the prior fiscal year quarter, and reducing the three months ended March 31, 2025, amount also for revenue related to a contractual change of $1,201, results in non-GAAP adjusted services and support revenue growth of 8.3% quarter over quarter. Processing revenue less revenue from the acquisition for the three months ended March 31, 2026, of $1,651, results in non-GAAP adjusted processing revenue growth of 6.0% quarter over quarter.
Services and support revenue less deconversion revenue for the nine months ended March 31, 2026, and 2025 which was $33,504 for the current fiscal year period and $13,410 for the prior fiscal year period, and reducing the nine months ended March 31, 2025, amount also for revenue related to a contractual change of $14,672, results in non-GAAP adjusted services and support revenue growth of 7.3% period over period. Processing revenue less revenue from the acquisition for the three months ended March 31, 2026, of $3,595, results in non-GAAP adjusted processing revenue growth of 7.9% period over period.
**Non-GAAP adjusted operating margin is calculated by dividing non-GAAP adjusted operating income by non-GAAP adjusted revenue.
***The tax impact of adjustments is calculated using a tax rate of 24% for the fiscal three and nine months ended March 31, 2026, and 2025. The tax rate for non-GAAP adjustment items takes a broad look at the Company's recurring tax adjustments and applies them to non-GAAP revenue that does not have its own specific tax impacts.

4

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

	Three Months Ended March 31, 2026
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate Services	Total
GAAP REVENUE	$195,448	$232,720	$187,489	$20,588	$636,245
Non-GAAP adjustments*	(7,506)	(7,574)	(5,054)	(182)	(20,316)
NON-GAAP ADJUSTED REVENUE	187,942	225,146	182,435	20,406	615,929

GAAP COST OF REVENUE	81,208	119,602	72,192	90,920	363,922
Non-GAAP adjustments*	(1,971)	(1,577)	(482)	(166)	(4,196)
NON-GAAP ADJUSTED COST OF REVENUE	79,237	118,025	71,710	90,754	359,726

GAAP SEGMENT INCOME	$114,240	$113,118	$115,297	$(70,332)
Segment Income Margin**	58.5%	48.6%	61.5%	(341.6)%

NON-GAAP ADJUSTED SEGMENT INCOME	$108,705	$107,121	$110,725	$(70,348)
Non-GAAP Adjusted Segment Income Margin**	57.8%	47.6%	60.7%	(344.7)%

Research and Development					45,110
Selling, General, and Administrative					72,166
Non-GAAP adjustments unassigned to a segment***					(2,318)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					474,684

NON-GAAP ADJUSTED OPERATING INCOME					$141,245
*Revenue non-GAAP adjustments for the Payments segment were ($1,651) of acquisition revenue and ($5,923) of deconversion revenue. Revenue non-GAAP adjustments for the remainder of the segments were deconversion revenue. Cost of revenue non-GAAP adjustments for the Payments segment were ($1,453) of acquisition costs and ($124) of deconversion costs. Cost of revenue non-GAAP adjustments for the Corporate Services segment were ($160) of acquisition costs and ($6) of deconversion costs. Cost of revenue non-GAAP adjustments for the remainder of the segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were deconversion costs of $1,446, research and development costs related to the acquisition of $841, and selling, general, and administrative costs related to the acquisition of $31.

5

	Three Months Ended March 31, 2025
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate Services	Total
GAAP REVENUE	$179,052	$217,449	$172,442	$16,144	$585,087
Non-GAAP adjustments*	(6,039)	(2,394)	(2,324)	(88)	(10,845)
NON-GAAP ADJUSTED REVENUE	173,013	215,055	170,118	16,056	574,242

GAAP COST OF REVENUE	74,713	116,266	69,077	80,530	340,586
Non-GAAP adjustments*	(2,232)	(109)	(519)	(5)	(2,865)
NON-GAAP ADJUSTED COST OF REVENUE	72,481	116,157	68,558	80,525	337,721

GAAP SEGMENT INCOME	$104,339	$101,183	$103,365	$(64,386)
Segment Income Margin**	58.3%	46.5%	59.9%	(398.8)%

NON-GAAP ADJUSTED SEGMENT INCOME	$100,532	$98,898	$101,560	$(64,469)
Non-GAAP Adjusted Segment Income Margin	58.1%	46.0%	59.7%	(401.5)%

Research and Development					39,411
Selling, General, and Administrative					66,350
Non-GAAP adjustments unassigned to a segment***					(920)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					442,562

NON-GAAP ADJUSTED OPERATING INCOME					$131,680
*Revenue non-GAAP adjustments for the Core segment were ($1,201) of revenue related to the contractual change and ($4,838) of deconversion revenue. Revenue non-GAAP adjustments for the remainder of the segments were deconversion revenue. Cost of revenue non-GAAP adjustments for the Core segment were cost of revenue related to a contractual change of ($992) and ($1,240) of deconversion costs. Cost of revenue non-GAAP adjustments for the remainder of the segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were deconversion costs.

6

	Nine Months Ended March 31, 2026
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate Services	Total
GAAP REVENUE	$576,841	$695,588	$563,414	$64,473	$1,900,316
Non-GAAP adjustments*	(13,775)	(14,399)	(8,632)	(293)	(37,099)
NON-GAAP ADJUSTED REVENUE	563,066	681,189	554,782	64,180	1,863,217

GAAP COST OF REVENUE	229,130	358,306	213,717	262,323	1,063,476
Non-GAAP adjustments*	(3,117)	(4,276)	(1,078)	(260)	(8,731)
NON-GAAP ADJUSTED COST OF REVENUE	226,013	354,030	212,639	262,063	1,054,745

GAAP SEGMENT INCOME	$347,711	$337,282	$349,697	$(197,850)
Segment Income Margin**	60.3%	48.5%	62.1%	(306.9)%

NON-GAAP ADJUSTED SEGMENT INCOME	$337,053	$327,159	$342,143	$(197,883)
Non-GAAP Adjusted Segment Income Margin	59.9%	48.0%	61.7%	(308.3)%

Research and Development					126,615
Selling, General, and Administrative					211,965
Non-GAAP adjustments unassigned to a segment***					1,981
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					1,395,306

NON-GAAP ADJUSTED OPERATING INCOME					$467,911
*Revenue non-GAAP adjustments for the Payments segment were ($3,595) of acquisition revenue and ($10,804) of deconversion revenue. Revenue non-GAAP adjustments for the remainder of the segments were deconversion revenue. Cost of revenue non-GAAP adjustments for the Payments segment were ($3,863) of acquisition costs and ($413) of deconversion costs. Cost of revenue non-GAAP adjustments for the Corporate Services segment were ($253) of acquisition costs and ($7) of deconversion costs. Cost of revenue non-GAAP adjustments for the remainder of the segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were a gain on assets, net, of $6,829 less deconversion costs of $3,551, research and development costs related to the acquisition of $1,213, and selling, general, and administrative costs related to the acquisition of $84.

7

	Nine Months Ended March 31, 2025
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate Services	Total
GAAP REVENUE	$544,948	$644,207	$514,454	$56,307	$1,759,916
Non-GAAP adjustments*	(20,777)	(4,341)	(2,857)	(107)	(28,082)
NON-GAAP ADJUSTED REVENUE	524,171	639,866	511,597	56,200	1,731,834

GAAP COST OF REVENUE	225,850	344,023	200,763	246,232	1,016,868
Non-GAAP adjustments*	(13,859)	(180)	(678)	(5)	(14,722)
NON-GAAP ADJUSTED COST OF REVENUE	211,991	343,843	200,085	246,227	1,002,146

GAAP SEGMENT INCOME	$319,098	$300,184	$313,691	$(189,925)
Segment Income Margin**	58.6%	46.6%	61.0%	(337.3)%

NON-GAAP ADJUSTED SEGMENT INCOME	$312,180	$296,023	$311,512	$(190,027)
Non-GAAP Adjusted Segment Income Margin	59.6%	46.3%	60.9%	(338.1)%

Research and Development					120,192
Selling, General, and Administrative					209,839
Non-GAAP adjustments unassigned to a segment***					(1,458)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					1,330,719

NON-GAAP ADJUSTED OPERATING INCOME					$401,115
*Revenue non-GAAP adjustments for the Core segment were ($14,672) of revenue related to the contractual change and ($6,105) of deconversion revenue. Revenue non-GAAP adjustments for the remainder of the segments were deconversion revenue. Cost of revenue non-GAAP adjustments for the Core segment were cost of revenue related to a contractual change of ($12,494) and ($1,365) of deconversion costs. Cost of revenue non-GAAP adjustments for the remainder of the segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were deconversion costs.

8

The table below shows our GAAP to non-GAAP guidance for the fiscal year ending June 30, 2026. Fiscal year 2026 non-GAAP guidance excludes the impacts of deconversion revenue and related operating expenses, acquisition revenues and related operating expenses, the revenues and operating expenses related to a contractual change, and the gain on assets, net, and assumes no additional acquisitions or dispositions will be made during the fiscal year.

GAAP to Non-GAAP GUIDANCE (Dollars in millions, except per share data)	Annual FY'26		Adjusted for FY26 Comparison	Reported	Contractual Change
	Low	High	FY25	FY25	FY25
GAAP REVENUE	$2,521	$2,533	$2,375	$2,375	$—
Growth	6.1%	6.6%
Deconversions*	37	37	34	34	—
Acquisition	5	5	—	—	—
Contractual change	—	—	16	—	16
NON-GAAP ADJUSTED REVENUE**	$2,479	$2,491	$2,326	$2,341	$(16)
Non-GAAP Adjusted Growth	6.6%	7.1%

GAAP OPERATING EXPENSES	$1,899	$1,903	$1,807	$1,807	$—
Growth	5.1%	5.3%
Deconversion costs*	12	12	6	6	—
Acquisition costs	8	8	—	—	—
Contractual change	—	—	14	—	14
Gain on assets, net	(7)	(7)	—	—	—
NON-GAAP ADJUSTED OPERATING EXPENSES**	$1,886	$1,890	$1,787	$1,800	$(14)
Non-GAAP Adjusted Growth	5.6%	5.8%

GAAP OPERATING INCOME	$622	$630	$569	$569	$—
Growth	9.3%	10.7%

GAAP OPERATING MARGIN	24.7%	24.9%	23.9%	23.9%

NON-GAAP ADJUSTED OPERATING INCOME**	$593	$601	$539	$541	$(2)
Non-GAAP Adjusted Growth	10.1%	11.5%

NON-GAAP ADJUSTED OPERATING MARGIN	23.9%	24.1%	23.2%	23.1%

GAAP EPS	$6.78	$6.87	$6.24	$6.24	$—
Growth	8.7%	10.0%

*Deconversion revenue and related operating expenses are based on actual results for fiscal nine months ended March 31, 2026, and estimates for the remainder of the fiscal year 2026. See the Company’s Form 8-K filed with the Securities and Exchange Commission on April 28, 2026.
**GAAP to Non-GAAP revenue, operating expenses, and operating income may not foot due to rounding.

9

Balance Sheet and Cash Flow Review

•Cash and cash equivalents were $21 million at March 31, 2026, compared to $40 million at March 31, 2025.
•Trade receivables were $282 million at March 31, 2026, and March 31, 2025.
•The Company had $90 million of borrowings at March 31, 2026, compared to $170 million of borrowings at March 31, 2025.
•Deferred revenue was $209 million at March 31, 2026, compared to $222 million at March 31, 2025.
•Stockholders' equity increased to $2,135 million at March 31, 2026, compared to $2,036 million at March 31, 2025.
*See table below for Net Cash Provided by Operating Activities and on page 14 for Return on Average Stockholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and Net Operating Profit After Tax Return on Invested Capital (NOPAT ROIC) to GAAP measures are on pages 14 and 15. See the Use of Non-GAAP Financial Information section below for the definitions of Free Cash Flow and NOPAT ROIC.

The following table summarizes net cash from operating activities:

(Unaudited, in thousands)	Nine Months Ended March 31,
	2026	2025
Net income	$391,549	$328,144
Depreciation	31,238	33,125
Amortization	127,462	120,136
Change in deferred income taxes	100,347	(12,765)
Other non-cash expenses	21,512	22,411
Change in receivables	37,379	50,871
Change in deferred revenue	(154,631)	(167,104)
Change in other assets and liabilities*	(95,570)	(60,426)
NET CASH FROM OPERATING ACTIVITIES	$459,286	$314,392
*For the fiscal nine months ended March 31, 2026, the change in other assets and liabilities includes the change in prepaid expenses, deferred costs and other of $(61,680), accrued expenses of $(19,137), income taxes of $(8,383), and the change in accounts payable of $(6,370). For the fiscal nine months ended March 31, 2025, the change in other assets and liabilities includes the change in prepaid expenses, deferred costs and other of $(42,989), the change in accrued expenses of $(23,436), and the change in accounts payable of $(9,541) partially offset by the change in income taxes of $15,540.

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The following table summarizes net cash from investing activities:

(Unaudited, in thousands)	Nine Months Ended March 31,
	2026	2025
Payment for acquisitions	$(42,390)	$—
Capital expenditures	(46,616)	(41,186)
Proceeds from sale of assets	24,572	—
Purchased software	(2,998)	(3,833)
Computer software developed	(140,003)	(130,298)
Purchase of investments	(13,710)	(2,000)
Proceeds from investments	1,000	1,000
NET CASH FROM INVESTING ACTIVITIES	$(220,145)	$(176,317)

The following table summarizes net cash from financing activities:

(Unaudited, in thousands)	Nine Months Ended March 31,
	2026	2025
Borrowings on credit facilities	$360,000	$255,000
Repayments on credit facilities	(270,000)	(235,000)
Purchase of treasury stock	(284,414)	(35,052)
Dividends paid	(127,457)	(122,464)
Net cash from issuance of stock and tax related to stock-based compensation	1,350	1,027
NET CASH FROM FINANCING ACTIVITIES	$(320,521)	$(136,489)
Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted segment revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted segment cost of revenue, adjusted operating expenses, adjusted operating margin, adjusted segment income margin, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, net operating profit after tax return on invested capital (NOPAT ROIC), and non-GAAP adjusted net income.
We believe non-GAAP financial measures help investors better understand the underlying fundamentals and true operations of our business. Adjusted revenue, adjusted segment revenue, adjusted operating income, adjusted operating margin, adjusted segment income, adjusted segment income margin, adjusted cost of revenue, adjusted segment cost of revenue, adjusted operating expenses, and adjusted net income eliminate one-time deconversion revenue and associated costs, the gain on assets, net, an acquisition, and a contractual change, which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest income, net, taxes, depreciation, and amortization, adjusted for net income before the effect of interest income, net, taxes, depreciation, and amortization attributable to eliminated one-time deconversions, the gain on assets, net, an acquisition, and a contractual change. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. NOPAT ROIC is defined as operating income for the trailing four quarters multiplied by one minus the average effective tax rate (ETR) for the trailing four quarters, with the result divided by average invested capital (average of the beginning and ending period balances). Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management deems one time or non-operational in nature; free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions; and NOPAT ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.

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Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.
Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of the non-GAAP financial measures to related GAAP measures are included.

About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack Henry® (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity — offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For 50 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 7,400 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

The Company will hold a conference call on May 6, 2026, at 7:45 a.m. Central Time, and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/corporate-events-and-presentations and will remain available for one year.

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Jeremy Elwood
Corporate Communications
Jack Henry & Associates, Inc.
417-235-6652
JDElwood@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

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Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2026	2025		2026	2025

REVENUE	$636,245	$585,087	8.7%	$1,900,316	$1,759,916	8.0%

Cost of Revenue	363,922	340,586	6.9%	1,063,476	1,016,868	4.6%
Research and Development	45,110	39,411	14.5%	126,615	120,192	5.3%
Selling, General, and Administrative	72,166	66,350	8.8%	211,965	209,839	1.0%
EXPENSES	481,198	446,347	7.8%	1,402,056	1,346,899	4.1%

OPERATING INCOME	155,047	138,740	11.8%	498,260	413,017	20.6%

Interest income	4,869	5,899	(17.5)%	18,194	21,406	(15.0)%
Interest expense	(1,375)	(2,731)	(49.7)%	(3,402)	(8,336)	(59.2)%
Interest Income, net	3,494	3,168	10.3%	14,792	13,070	13.2%

INCOME BEFORE INCOME TAXES	158,541	141,908	11.7%	513,052	426,087	20.4%

Provision for Income Taxes	35,647	30,800	15.7%	121,503	97,943	24.1%

NET INCOME	$122,894	$111,108	10.6%	$391,549	$328,144	19.3%

Diluted net income per share	$1.71	$1.52		$5.41	$4.49
Diluted weighted average shares outstanding	71,978	73,013		72,433	73,058

Consolidated Balance Sheet Highlights (Unaudited)
(In thousands)				March 31,		% Change
				2026	2025
Cash and cash equivalents				$20,573	$39,870	(48.4)%
Receivables				282,463	282,162	0.1%
Total assets				3,050,557	2,932,018	4.0%

Accounts payable and accrued expenses				$212,133	$201,389	5.3%
Current and long-term debt				90,000	170,000	(47.1)%
Deferred revenue				208,742	221,828	(5.9)%
Stockholders' equity				2,134,811	2,036,431	4.8%

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Calculation of Non-GAAP Earnings Before Interest Income, Net, Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
(Dollars in thousands)	2026	2025		2026	2025
Net income	$122,894	$111,108		$391,549	$328,144
Net interest	(3,494)	(3,168)		(14,792)	(13,070)
Taxes	35,647	30,800		121,503	97,943
Depreciation and amortization	53,653	51,013		158,700	153,261
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated one-time adjustments*	(14,275)	(7,060)		(31,290)	(11,901)
NON-GAAP EBITDA	$194,425	$182,693	6.4%	$625,670	$554,377	12.9%
*The fiscal third quarter 2026 and 2025 adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions of ($14,636) and an acquisition of $361, and were for deconversions of $6,851 and a contract change of $209, respectively. The fiscal year-to-date 2026 and 2025 adjustments were for deconversions of ($25,337), a gain on assets, net, of ($6,829), and an acquisition of $876, and were for deconversions of ($9,723) and a contractual change of ($2,178), respectively.

Calculation of Free Cash Flow (Non-GAAP)				Nine Months Ended March 31,
(In thousands)				2026	2025
Net cash from operating activities				$459,286	$314,392
Capitalized expenditures				(46,616)	(41,186)
Internal use software				(2,998)	(3,833)
Proceeds from sale of assets				24,572	—
Capitalized software				(140,003)	(130,298)
FREE CASH FLOW				$294,241	$139,075

Net income				$391,549	$328,144
Operating cash conversion*				117.3%	95.8%
Free cash flow conversion (excluding proceeds from sale of assets)*				68.9%	42.4%
*Operating cash conversion is net cash from operating activities divided by net income. Free cash flow conversion is free cash flow less proceeds from sale of assets of $24,572 for fiscal 2026 and $0 for fiscal 2025 divided by net income.

Calculation of the Return on Average Stockholders’ Equity				March 31,
(In thousands)				2026	2025
Net income (trailing four quarters)				$519,153	$429,217
Average stockholder's equity (period beginning and ending balances)				2,085,621	1,908,181
RETURN ON AVERAGE STOCKHOLDERS’ EQUITY				24.9%	22.5%

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Calculation of NOPAT ROIC (Non-GAAP)	March 31,
(In thousands)	2026	2025
Operating income (trailing four quarters)	$653,957	$538,644
Average Effective Tax Rate (trailing four quarters)	22.8%	22.8%
NOPAT operating income (trailing four quarters)*	504,855	415,833
Average invested capital (period beginning and ending balances)	2,215,621	2,118,181

NOPAT ROIC	22.8%	19.6%
*NOPAT operating income is calculated by multiplying the trailing four quarters operating income by one minus the average ETR. NOPAT ROIC is calculated by dividing NOPAT operating income by average invested capital (period beginning and ending balances).

FAQ for Analysts / Investors
1.)Why does fiscal 2025 non-GAAP revenue used for growth calculation not match reported fiscal 2025 non-GAAP revenue?
•The restructuring of a third-party agreement has resulted in a $16 million fiscal year-over-year revenue headwind, with $12 million of that coming in the first quarter and $3 million additional in the second and third quarters.
•The remaining $1 million is expected to impact the fourth quarter.
•This restructuring has also resulted in a decrease in the related costs and the impact on margins is expected to be minimal.
•This has been adjusted for a consistent fiscal year-over-year comparison and is included in our fiscal year 2026 guidance (see page 9).

2.) What are some key elements of the outlook for the fourth quarter of fiscal 2026?
•We expect the year-over-year revenue growth rates to slow slightly as we face overall tougher prior year comparables from the fourth quarter of fiscal 2025.
•We expect some contraction in margins in the fourth quarter of fiscal 2026 compared to the fiscal year-to-date period margins that positively benefited from lower than normal expense for medical claims under our self-insured employee healthcare plan, especially during the first and second quarters.

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